Series 1999-A

                      BANK OF AMERICA NATIONAL ASSOCIATION
--------------------------------------------------------------------------------

                          BA MASTER CREDIT CARD TRUST
--------------------------------------------------------------------------------

The information which is required to be prepared with respect to the Distribution Date of January 18, 2000, and with respect to the performance of the Trust during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution
   (Stated on the Basis of $1,000 Original Certificate Principal Amount)

1. The amount of the current monthly distribution in respect of
Class A Monthly Principal	                                        $     0.00000

2. The amount of the current monthly distribution in respect of
Class B Monthly Principal	                                        $     0.00000

3. The amount of the current monthly distribution in respect of
Collateral Monthly Principal                                      $     0.00000

4. The amount of the current monthly distribution in respect of
Class A Monthly Interest                                          $     6.25458

5. The amount of the current monthly distribution in respect of
Class A Deficiency Amounts                                        $     0.00000

6. The amount of the current monthly distribution in respect of
Class A Additional Interest                                       $     0.00000

6. The amount of the current monthly distribution in respect of
Class B Monthly Interest                                          $     6.44347

8. The amount of the current monthly distribution in respect of
Class B Deficiency Amounts                                        $     0.00000

9. The amount of the current monthly distribution in respect of
Class B Additional Interest                                       $     0.00000

10. The amount of the current monthly distribution in respect of
Collateral Monthly Interest                                       $     6.78347

9. The amount of the current monthly distribution in respect of
any accrued and unpaid Collateral Minimum Monthly Interest        $     0.00000

B.	Information Regarding the Performance of the Trust

 1.	Collection of Principal Receivables

(a) The aggregate amount of Collections of Principal
Receivables processed during the related Monthly Period
which were allocated in respect of the Class A Certificates	    $ 59,804,432.40
(b) The aggregate amount of Collections of Principal
Receivables processed during the related Monthly Period
which were allocated in respect of the Class B Certificates	    $  3,802,593.97

(c) The aggregate amount of Collections of Principal
Receivables processed during the related Monthly Period
which were allocated in respect of the Excess Collateral	    $  5,531,045.77
 2.	Principal Receivables in the Trust

(a) The aggregate amount of Principal Receivables in
the Trust as of the end of the day on the last day of the
related Monthly Period	                                    $9,764,859,216.54
(b) The amount of Principal Receivables in the Trust
represented by the Investor Interest of Series 1999-A as
of the end of the day on the last day of the related
Monthly Period	                                            $   500,000,000.00

(c) The amount of Principal Receivables in the Trust
represented by the Series 1999-A Adjusted Investor
Interest as of the end of day on the last day of the
related Monthly Period	                                   $   500,000,000.00

(d) The amount of Principal Receivables in the Trust
represented by the Class A Investor Interest as of the end
of the day on the last day of the related Monthly Period	 $   432,500,000.00

(e) The amount of Principal Receivables in the Trust
represented by the Class A Adjusted Investor Interest as
of the end of day on the last day of the related Monthly
Period	                                                    $   432,500,000.00

(f) The amount of Principal Receivables in the Trust
represented by the Class B Investor Interest as of the end
of the day on the last day of the related Monthly Period    $     27,500,000.00

(g) The amount of Principal Receivables in the Trust
represented by the Class B Adjusted Interest as of the end
of the day on the last day of the related Monthly Period	$     27,500,000.00

(h) The amount of Principal Receivables in the Trust
represented by the Collateral Interest Amount as of the end
of the day on the last day of the related Monthly Period	$     40,000,000.00

(i) The amount of Principal Receivables in the Trust
represented by the Collateral Interest Adjusted Amount as
of the end of the day on the last day of the related
Monthly Period                                              $     40,000,000.00

(j) The Floating Investor Percentage with respect to
the related Monthly Period                                              5.2986%

(k) The Class A Floating Allocation with respect to
the related Monthly Period                                               86.50%

(l) The Class B Floating Allocation with respect to
the related Monthly Period                                                5.50%

(m) The Collateral Floating Allocation with respect
to the related Monthly Period                                             8.00%

(n) The Fixed Investor Percentage with respect to
the related Monthly Period                                                  N/A

(o) The Class A Fixed Allocation with respect to
the related Monthly Period                                                  N/A

(p) The Class B Fixed Allocation with respect to
the related Monthly Period                                                 N/A

(q) The Collateral Fixed Allocation with respect to
the related Monthly Period                                                 N/A

3.	Delinquent Balances
The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly
Period:

                                         Aggregate       Percentage of
                                          Account            Total
                                          Balance        Receivables

	(a)	31 - 60 days 	    $157,129,422.78      1.5787%
	(b)	61 - 90 days 	    $104,253,101.64      1.0474%
	(c)	91 - or more days	    $210,330,744.43      2.1132%
	Total	                     $471,713,268.85      4.7393%

4. 	Investor Default Amount

(a) The Aggregate Investor Default Amount for the related
Monthly Period                                                  $  3,125,940.27

(b) The Class A Investor Default Amount for the related
Monthly Period	                                               $  2,703,938.33

(c) The Class B Investor Default Amount for the related
Monthly Period                                                  $    171,926.71

(d) The Collateral Default Amount for the related Monthly
 Period                                                         $    250,075.23

 5.	Investor Charge Offs

(a) The aggregate amount of Class A Investor Charge Offs
for the related Monthly Period                                  $          0.00

(b) The aggregate amount of Class A Investor Charge Offs
set forth in 5(a) above per $1,000 of original certificate
principal amount                                                $          0.00

(d) The aggregate amount of Class B Investor Charge Offs
for the related Monthly Period                                  $          0.00

(c) The aggregate amount of Class B Investor Charge Offset
forth in 5(c) above per $1,000 of original certificate principal
amount                                                          $          0.00

(e) The aggregate amount of Collateral Charge Offs for the
related Monthly Period                                          $          0.00

(d) The aggregate amount of Collateral Charge Offs set
forth in 5(e) above per $1,000 of original certificate
principal amount                                                $          0.00

(f) The aggregate amount of Class A Investor Charge Offs
reimbursed on the Transfer Date immediately preceding this
Distribution Date                                               $          0.00

(h)	The aggregate amount of Class A Investor Charge Offs
set forth in 5(g) above per $1,000 original certificate
principal amount reimbursed on the Transfer Date
immediately preceding this Distribution Date	            $          0.00

(i) The aggregate amount of Class B Investor Charge Offs
reimbursed on the Transfer Date immediately preceding this
Distribution Date                                              $          0.00

(j) The aggregate amount of Class B Investor Charge Offs
set forth in 5(i) above per $1,000 original certificate
principal amount reimbursed on the Transfer Date immediately
preceding this Distribution Date	                             $          0.00

(k) The aggregate amount of Collateral Charge Offs
reimbursed on the Transfer Date immediately preceding this
Distribution Date	                                              $          0.00

(l) The aggregate amount of Collateral Charge Offs set
forth in 5(k) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding
Distribution Date	                                              $          0.00

 6.	Investor Servicing Fee

(a) The amount of the Class A Servicing Fee payable by
the Trust to the Servicer for the related Monthly Period    $       270,312.50

(b) The amount of the Class B Servicing Fee payable by
the Trust to the Servicer for the related Monthly Period    $        17,187.50

(c) The amount of the Collateral Servicing Fee payable
by the Trust to the Servicer for the related Monthly Period $        25,000.00

(d) The amount of Servicer Interchange payable by
the Trust to the Servicer for the related Monthly Period    $       520,833.33

 7.	Reallocations

(a) The amount of Reallocated Collateral Principal
Collections with respect to this Distribution Date	         $             0.00

(b) The amount of Reallocated Class B Principal
Collections with respect to this Distribution Date	         $             0.00

(c) The Collateral Interest as of the close of business
on this Distribution Date	                                   $    40,000,000.00

(d) The Collateral Interest Adjusted Amount as of the
close of business on this Distribution Date                  $    40,000,000.00

(e) The Class B Investor Interest as of the close of
business on this Distribution Date	                          $    27,500,000.00

(f) The Class B Adjusted Investor Interest as of the
close of business on this Distribution Date                 $    27,500,000.00

(g) The Class A Investor Interest as of the close of
business on this Distribution Date                          $   432,500,000.00

(h) The Class A Adjusted Investor Interest as of the
close of business on this Distribution Date                 $   432,500,000.00

 8.	Collection of Finance Charge Receivables

(a) The aggregate amount of Collections of Finance
Charge Receivables processed during the related Monthly
Period which were allocated in respect of the Class A
Certificates                                                $     7,615,400.04

(b) The aggregate amount of Collections of Finance
Charge Receivables processed during the related Monthly
Period which were allocated in respect of the Class B
Certificates                                                $       484,216.18

(c) The aggregate amount of Collections of Finance
Charge Receivables processed during the related Monthly
Period which were allocated in respect of the Collateral
Interest                                                    $       704,314.47
9.	Principal Funding Account

(a) The principal amount on deposit in the Principal
Funding Account on the related Transfer Date                $             0.00

(b) The Accumulation Shortfall with respect to the
related Monthly Period                                      $             0.00

(d) The Principal Funding Investment Proceeds
deposited in the Finance Charge Account on the related
Transfer Date to be treated as Class A Available Funds      $            0.00

(d)	The Principal Funding Investment Proceeds
deposited in the Finance Charge Account on the related
Transfer Date to be treated as Class B Available Funds      $            0.00

10.	Reserve Account

(a)           Reserve Draw Amount                           $            0.00

(b)	The amount of all or the portion of the Reserve
Draw Amount deposited in the Finance Charge Account on
the related Transfer Date from the Reserve Account          $            0.00

11.	Available Funds

(a) 	The amount of Class A Available Funds on
deposit in the Finance Charge Account on the related
Transfer Date                                               $    7,615,400.04

(b)	The amount of Class B Available Funds on
deposit in the Finance Charge Account on the related
Transfer Date                                               $     484,216.18

(c)	The amount of Collateral Available Funds on
deposit in the Finance Charge Account on the related
Transfer Date                                               $     704,314.47

12.	Portfolio Yield

 (a)	The Portfolio Yield (Note that this amount is
calculated on a net basis) for the related Monthly
Period                                                      $       14.8772%


(b)	The Portfolio Adjusted Yield for the related
Monthly Period                                                       4.8073%


C.	Floating Rate Determinations

1. 	LIBOR for the Interest Period ending on this
Distribution Date	                                                   6.46250%


Class A Certificate Rate		                                 6.62250%
Class B Certificate Rate		                                 6.82250%



			BANK OF AMERICA, NATIONAL
			ASSOCIATION (USA),
			(formerly known as Bank of America National Association) Transferor and Servicer


			By:  /s/ David M. Belk
			----------------------
			Name:    David M. Belk

			Title:   Senior Vice President